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                                                                   EXHIBIT 99.1


[PRINCETON LOGO]


             PRINCETON NATIONAL BANCORP, INC. SURPASSES 4TH QUARTER
                    2003 RESULTS AND INCREASES DIVIDEND 5.6%

    PRINCETON, Illinois - April 27, 2004 - Princeton National Bancorp, Inc.
                                 (NASDAQ: PNBC)

President Tony J. Sorcic announced today, "Princeton National Bancorp, Inc. achieved diluted earnings per share of $.52 for the first quarter of 2004, a 2.0% increase over the 2003 fourth quarter results of $.51. Net income for the quarter increased slightly to $1,641,000 as compared to $1,638,000 in the fourth quarter of 2003. The return on average equity was 12.95% compared to 12.86% for the fourth quarter of 2003. In comparing the first quarter of 2004 to the record-breaking first quarter of 2003, diluted earnings per share decreased 5.5%, net income decreased 7.4%, and the return on equity decreased 8.4%, primarily due to a decrease in mortgage banking income."

Sorcic continued, "The Company's net interest margin of 3.90% is unchanged from the fourth quarter of 2003, but is below the first quarter 2003 net interest margin of 3.97%. The prepayments on mortgage backed securities returned to the levels experienced prior to the mortgage refinancing period. The Company has $23 million in loans in its Commercial Banking pipeline. As a result, we believe this will have a positive impact on the net interest margin."

Sorcic concluded, "With increases in brokerage fees, trust & farm management fees, and security gains, total non-interest income improved by 5.4% in the first quarter of 2004 to $2,039,000 compared to $1,934,000 for the fourth quarter of 2003. However, this figure represents a decrease of $20,000 (or 1.0%) from the $2,059,000 for the first quarter of 2003, due to a $251,000 decrease in mortgage banking income. In recent weeks, mortgage interest rates have again declined, resulting in increases in mortgage loan activity. The corresponding fees from this increased volume should be reflected in the second quarter results."

Total assets at quarter-end reached a record high of $611,463,000, a 2.3% increase over March 31, 2003 assets. Net loans as of March 31, 2004 increased 8.5% to $389,550,000 as compared to March 31, 2003. Contributing to these results was an increase of $20.0 million in commercial loans and a $12.5 million increase in real estate loans over the past 12 months. The ratio of non-performing loans to total assets decreased significantly to .28% at March 31, 2004 compared to the March 31, 2003 level of 1.23%. Total deposits ended the first quarter at $538,451,000, an increase of 2.5% as compared to March 31, 2003. This increase in deposits was primarily in transaction and money market accounts.

During the first quarter, the Company repurchased 37,000 shares of stock at an average price of $28.52. The Company will continue to repurchase shares in the open market or in private transactions to complete the 100,000 Share Repurchase Program which was announced in January of 2004. Purchases will be dependent upon market conditions and the availability of shares. Since 1997, the Company has repurchased 1,071,271 shares of common stock through stock repurchase programs.

The Board of Directors of Princeton National Bancorp, Inc. voted to increase the dividend 5.6% to $.19 per share payable May 25, 2004 to those shareholders of record as of May 7, 2004. This is the ninth increase in the dividend in the last twelve quarters and the Company's 77th consecutive dividend. The stock price reached a high of $29.10 during the first quarter and closed on March 31, 2004 at $28.65, a 30.8% increase from the March 31, 2003 closing price of $21.90.

The Company is finalizing plans for the purchase of land in Aurora, Illinois. Construction of the facility should begin in 2004, with the facility opening in 2005. The Aurora area is growing at a fast pace and Princeton National Bancorp, Inc. is very excited about becoming a member of this community and participating in the opportunities which will be presented.

The Company has community-banking locations throughout northern Illinois, five of which are in high-growth markets and two additional locations (Aurora and Elburn) which will also be built in high growth markets. These communities include: Huntley, Hampshire, Minooka, Sandwich, Genoa, Peru, Princeton, Henry, Oglesby, Spring Valley, and DePue. The Subsidiary Bank, Citizens First National Bank, provides financial services to meet the needs of individuals, businesses, and public entities.

Detailed financial information is attached as part of this press release.

This press release contains certain forward-looking statements, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. These forward-looking statements are identified by the use of words such as 1) believes, 2) anticipates, 3) estimates, 4) expects, 5) projects or similar words. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure. The figures included in this press release are unaudited and may vary from the audited results.

--------------------------------------------------------------------------------

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Inquiries should be directed to:                   Lou Ann Birkey, Vice President - Investor Relations,
                                                   Princeton National Bancorp, Inc. (815) 875-4444,
                                                   E-Mail address: pnbc@citizens1st.com

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                    [PRINCETON NATIONAL BANCORP, INC. LOGO]


                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(dollars in thousands, except share data)

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
                                                                               March 31,          December 31,
                                                                                 2004                2003
                                                                             -----------         ------------
ASSETS

Cash and due from banks                                                      $    12,545         $    13,428
Interest-bearing deposits with financial institutions                                634                 511
Federal funds sold                                                                 1,025               2,475
                                                                             -----------         -----------
     Total cash and cash equivalents                                              14,204              16,414

Loans held for sale, at lower of cost or market                                    2,126               2,323

Investment securities available-for-sale                                         151,478             154,065
Investment securities held-to-maturity                                            16,544              15,827
                                                                             -----------         -----------
     Total investment securities                                                 168,022             169,892

Loans, net of unearned interest                                                  389,550             383,053
Allowance for loan losses                                                         (2,279)             (2,250)
                                                                             -----------         -----------
     Net loans                                                                   387,271             380,803

Premises and equipment, net                                                       14,970              14,664
Bank-owned life insurance                                                         15,143              15,036
Interest receivable                                                                3,905               4,634
Goodwill, net of accumulated amortization                                          1,355               1,355
Intangible assets, net of accumulated amortization                                 1,473               1,525
Other real estate owned                                                              689                 798
Other assets                                                                       2,305               2,293
                                                                             -----------         -----------

     TOTAL ASSETS                                                            $   611,463         $   609,737
                                                                             ===========         ===========


LIABILITIES

Demand deposits                                                              $    62,862         $    65,418
Interest-bearing demand deposits                                                 179,427             179,805
Savings deposits                                                                  60,934              57,151
Time deposits                                                                    235,228             235,453
                                                                             -----------         -----------
     Total deposits                                                              538,451             537,827

Customer repurchase agreements                                                     9,688               9,664
Advances from the Federal Home Loan Bank                                           5,000               5,150
Interest-bearing demand notes issued to the U.S. Treasury                            705                 297
Note payable                                                                       1,050               1,050
                                                                             -----------         -----------
     Total borrowings                                                             16,443              16,161

Other liabilities                                                                  4,713               4,874
                                                                             -----------         -----------
     Total liabilities                                                           559,607             558,862
                                                                             -----------         -----------

STOCKHOLDERS' EQUITY

Common stock                                                                      20,699              20,699
Surplus                                                                            7,586               7,020
Retained earnings                                                                 39,378              38,726
Accumulated other comprehensive income, net of tax                                 1,695               1,275
Less:  Treasury stock                                                            (17,502)            (16,845)
                                                                             -----------         -----------
     Total stockholders' equity                                                   51,856              50,875
                                                                             -----------         -----------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                     $   611,463         $   609,737
                                                                             ===========         ===========


CAPITAL STATISTICS

YTD average equity to average assets                                                8.39%               8.49%
Tier 1 leverage capital ratio                                                       7.81%               7.70%
Tier 1 risk-based capital ratio                                                    10.85%              10.72%
Total risk-based capital ratio                                                     11.36%              11.22%
Book value per share                                                         $     16.65         $     16.29
Closing market price per share                                               $     28.65         $     28.55
End of period shares outstanding                                               3,115,101           3,124,003
End of period treasury shares outstanding                                      1,024,740           1,015,838


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                    [PRINCETON NATIONAL BANCORP, INC. LOGO]


                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(dollars in thousands, except share data)


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
                                                                      THREE MONTHS             THREE MONTHS            THREE MONTHS
                                                                           ENDED                  ENDED                   ENDED
                                                                      Mar. 31, 2004           Dec. 31, 2003           Mar. 31, 2003
                                                                      -------------           -------------           -------------
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INTEREST INCOME

Interest and fees on loans                                            $       5,711           $       5,905           $       5,984
Interest and dividends on investment securities                               1,529                   1,563                   1,804
Interest on federal funds sold                                                    2                      11                      20
Interest on interest-bearing time deposits in other banks                         2                       9                      16
                                                                      -------------           -------------           -------------
     Total Interest Income                                                    7,244                   7,488                   7,824
                                                                      -------------           -------------           -------------

INTEREST EXPENSE

Interest on deposits                                                          2,139                   2,272                   2,770
Interest on borrowings                                                           96                     101                     108
                                                                      -------------           -------------           -------------
     Total Interest Expense                                                   2,235                   2,373                   2,878
                                                                      -------------           -------------           -------------

NET INTEREST INCOME                                                           5,009                   5,115                   4,946
Provision for loan losses                                                       100                      95                     100
                                                                      -------------           -------------           -------------

NET INTEREST INCOME AFTER PROVISION                                           4,909                   5,020                   4,846
                                                                      -------------           -------------           -------------

NON-INTEREST INCOME
Trust & farm management fees                                                    346                     325                     322
Service charges on deposit accounts                                             743                     776                     722
Other service charges                                                           259                     254                     263
Gain on sales of securities available-for-sale                                  182                      67                       0
Brokerage fee income                                                            178                     140                     131
Mortgage banking income                                                         148                     177                     399
Bank-owned life insurance                                                       141                     145                     150
Other operating income                                                           42                      50                      72
                                                                      -------------           -------------           -------------
     Total Non-Interest Income                                                2,039                   1,934                   2,059
                                                                      -------------           -------------           -------------

NON-INTEREST EXPENSE
Salaries and employee benefits                                                2,692                   2,767                   2,467
Occupancy                                                                       338                     295                     307
Equipment expense                                                               410                     427                     396
Federal insurance assessments                                                    63                      52                      55
Intangible assets amortization                                                   52                      52                      52
Data processing                                                                 172                     175                     179
Advertising                                                                     147                     145                      90
Other operating expense                                                         910                     826                     878
                                                                      -------------           -------------           -------------
     Total Non-Interest Expense                                               4,784                   4,739                   4,424
                                                                      -------------           -------------           -------------

INCOME BEFORE INCOME TAXES                                                    2,164                   2,215                   2,481
Income tax expense                                                              523                     577                     709
                                                                      -------------           -------------           -------------

NET INCOME                                                            $       1,641           $       1,638           $       1,772
                                                                      =============           =============           =============



NET INCOME PER SHARE:
     BASIC                                                            $        0.53           $        0.52           $        0.55
     DILUTED                                                          $        0.52           $        0.51           $        0.55

Basic weighted average shares outstanding                                 3,119,404               3,143,961               3,221,291
Diluted weighted average shares outstanding                               3,170,115               3,191,466               3,250,428


PERFORMANCE RATIOS (ANNUALIZED)

Return on average assets                                                       1.09%                   1.07%                   1.22%
Return on average equity                                                      12.95%                  12.86%                  14.14%
Net interest margin (tax-equivalent)                                           3.90%                   3.90%                   3.97%
Efficiency ratio (tax-equivalent)                                             64.53%                  64.03%                  60.34%


ASSET QUALITY

Net loan charge-offs                                                             71                     223                     214
Total non-performing loans                                                    1,087                     969                   4,425
Non-performing loans as a % of total loans                                     0.28%                   0.25%                   1.23%

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